Exhibit 99.1

CallidusCloud Announces Third Quarter SaaS Revenue Increases 31% to $50.7 Million

-	Record Q3 Total Revenue of $64.2 Million

-	Record Cash from Operations of $16.2 Million, up 108% Year over Year
-	Raises Full Year Total Revenue Guide to $248.6 to $249.6 Million

DUBLIN, CA., November 2, 2017— Callidus Software Inc. (NASDAQ: CALD), a global leader in cloud-based sales, marketing, learning and customer experience solutions, today announced financial results for the quarter ended September 30, 2017.

“I was pleased that we grew SaaS revenues 31% in Q3 and had record cash from operations” said Leslie Stretch, president and CEO, CallidusCloud. “The quarter culminated in our annual user conference, C3. We introduced our new Augmented Intelligence capabilities in sales and learning, our Graph Data Base technology, OrientDB, our Revsym ASC 606 cloud solution and our New Learning Content Catalog. C3 is our best customer and prospecting event of the year, teeing up a strong pipeline. We are now in the thick of a very busy Q4. I am super excited to be on the road attending Dreamforce and leading a major European and APAC customer tour.”

Financial Highlights for the Third Quarter 2017

SaaS revenue was $50.7 million, an increase of 31% over the same quarter in the prior year. Maintenance revenue was $450,000, resulting in total recurring revenue of $51.2 million. SaaS revenue growth continues to benefit from success in our Lead to Money suite. Professional services revenue was $12.9 million. Total revenue was $64.2 million for the third quarter, an increase of 22% year-over-year. Normalized SaaS billings growth was 30% for the trailing twelve-month period. Normalized billings growth for the quarter was 27%. Cash and short-term investments were $176.4 million. Cash flow from operations for the quarter was $16.2 million, compared to $7.8 million in the same quarter of the prior year.

1

GAAP Performance

•	Recurring revenue gross margin was 73%, compared to 74% for the same quarter in the prior year.

•	Overall gross margin was 61%, compared to 62% for the same quarter in the prior year.

•	Operating loss was $3.7 million, compared to $3.6 million for the same quarter in the prior year.

•	Pre-tax loss was $3.4 million, compared to $3.7 million for the same quarter in the prior year.

Non-GAAP Performance

The following non-GAAP measures are described below and are reconciled to the corresponding GAAP measures at the end of this press release.

•	Recurring revenue gross margin was 77%, consistent with the corresponding period in the prior year.

•	Overall gross margin was 65%, consistent with the corresponding period in the prior year.

•	Operating income was $6.1 million, compared to $5.0 million for the same quarter in the prior year.

•	Pre-tax income was $6.4 million, compared to $5.0 million for the same quarter in the prior year.

Business Highlights for the Third Quarter 2017

•	CallidusCloud had record attendance at our customer event, C3, held in mid-September.

•	At C3, CallidusCloud unveiled Thunderbridge Augmented Intelligence (AI³), a new platform that applies artificial intelligence and machine learning techniques to the sales and learning process to recommend actions that increase revenue, profit and effectiveness.

•	CallidusCloud acquired OrientDB, one of the fastest data management platforms in the industry.

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•	CallidusCloud announced the bi-directional integration of its CPQ solution with SAP Hybris Cloud for Customer (C4C). The integration assists in further penetration of SAP’s ecosystem.

•	CallidusCloud launched Lightning Commissions and Service Motivate solutions in the Salesforce AppExchange.

Financial Outlook for 2017 – Fourth Quarter and Full Year

For the fourth quarter of 2017, CallidusCloud expects SaaS revenue to be between $52.4 million and $53.4 million. Maintenance revenue is expected to be between $250,000 and $450,000. Total revenue is expected to be between $65.0 million and $66.0 million. GAAP operating loss is expected to be between $2.5 million and $2.9 million, with GAAP pre-tax loss between $2.4 million and $2.8 million. Non-GAAP operating income is expected to be between $7.5 million and $8.5 million, with non-GAAP pre-tax income between $7.6 million and $8.6 million.

For the full year of 2017, CallidusCloud is updating its previous SaaS revenue guidance to be between $196.0 million and $197.0 million and raising its total revenue guidance to be between $248.6 million and $249.6 million. Maintenance revenue is expected to be between $2.6 million and $2.8 million. GAAP operating loss is expected to be between $20.1 million and $20.5 million, with GAAP pre-tax loss between $19.4 million and $19.8 million. Non-GAAP operating income is expected to be between $23.0 million and $24.0 million, with non-GAAP pre-tax income between $23.7 million and $24.7 million.

Preliminary Outlook for 2018

For the full year of 2018, the Company expects SaaS revenue to be between $245.0 million and $251.0 million, representing 25 to 28% growth. Total revenue is expected to be between $296.0 million and $303.0 million. This preliminary outlook is based on the current standard for reporting revenue under U.S. GAAP guidelines.

3

Conference Call

In conjunction with this announcement CallidusCloud will host a conference call at 1:30 p.m. Pacific Time (PT) today to discuss the third quarter and outlook for the fourth quarter 2017 and the full year 2017. The conference call will be available via live webcast at the Investor Relations section of CallidusCloud’s website.

Webcast site: http://www.calliduscloud.com/about-us/investor-relations

Dial-in: 866-324-2828 (International callers: 678-509-7525)
Passcode: 97943167
Replay information: A webcast replay will be available on the Investor Relations section of our website under Calendar of Events.

For more information, please visit: http://www.calliduscloud.com/about-us/investor-relations/

About CallidusCloud

Callidus Software Inc. (NASDAQ: CALD), doing business as CallidusCloud®, is the global leader in cloud-based sales, marketing, learning and customer experience solutions. CallidusCloud enables organizations to accelerate and maximize their Lead to Money process with a complete suite of solutions that identify the right leads, ensure proper territory and quota distribution, enable sales forces, automate configure price quote, and streamline sales compensation – driving bigger deals, faster. Over 5,800 leading organizations, across all industries, rely on CallidusCloud to optimize the Lead to Money process to close more deals for more money in record time.

For more information, please visit www.calliduscloud.com.

Non-GAAP Financial Measures

In this release, CallidusCloud has provided additional financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross margin, non-GAAP recurring revenue gross margin, non-GAAP operating expenses, non-GAAP operating income, and non-GAAP net income before provision for income taxes. CallidusCloud uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors as a supplement to GAAP measures in evaluating CallidusCloud’s operating performance. CallidusCloud believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in CallidusCloud’s industry, many of which present non-GAAP financial measures that may resemble our non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Our non-GAAP measures reflect adjustments based on the following items:

Stock-based compensation expense: We have excluded the effect of stock-based compensation expense from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, and net income before provision for income taxes. We believe the exclusion of stock-based compensation expense provides a useful comparison of our operating results to our peers.

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Restructuring and other expense: We have excluded the effect of restructuring and other expense from our non-GAAP operating expenses, operating income and net income before provision for income taxes. Restructuring and other expense consists of employee severance and facility exit costs. We feel it is useful to investors to understand the effects of these items on our financial results.

Patent litigation and settlement costs: We have excluded patent litigation and settlement costs from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, and net income before provision for income taxes. We believe patent litigation and settlement costs are not indicative of our ongoing business operations, and are inconsistent in amount and frequency; as such we exclude these costs during our evaluation of our business performance.

Non-cash amortization of acquired intangible assets: We have excluded the effect of amortization of acquired intangibles which include developed technology, customer relationships, trade names, domain names, patents and licenses, and order backlog from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, other income and expense, and net income before provision for income taxes. Amortization of acquired intangibles are significantly affected by timing, and as such, can be inconsistent in amount and nature.

Acquisition-related costs: We have excluded the costs related to acquisitions from our non-GAAP operating expenses, operating income, net income and net income before provision for income taxes. These costs include legal and transactional costs associated with acquisition activities as well as expense related to earnouts that we would not have otherwise incurred in the periods presented as part of our continuing operations. We believe the exclusion of acquisition-related costs provides a useful comparison of our operating results to our peers.

Cash taxes: Cash taxes are defined as GAAP current income tax expense excluding the related tax amount for non-cash and non-GAAP items.

Additionally, CallidusCloud believes the following supplemental non-GAAP financial information is useful to investors and others in assessing its operating performance. A calculation of the supplemental non-GAAP financial information is provided in the table titled “Non-GAAP Supplemental Financial Information.”

•	SaaS billings is calculated as SaaS revenue plus the sequential change in SaaS deferred revenue in a period.

•	Normalized SaaS billings is calculated as SaaS revenue plus the sequential change in SaaS deferred revenue, reduced by the remaining deferred revenue acquired during the period, plus or minus the effect of multiple year SaaS billings in that period.

We believe that normalized SaaS billings provide valuable insight into the sales of our solutions and the performance of our business. We do not consider normalized SaaS billings as a substitute for revenue recognition or revenue measurement.

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Note on Forward-Looking Statements

The forward-looking statements included in this press release, including for example discussion of our commercial prospects, partnerships, estimates of future revenues, operating income/loss and expenses, stock-based compensation expenses, amortization of acquired intangible assets, acquisition-related costs, restructuring and other expenses, and patent litigation and settlement costs and estimates reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, relative growth of our recurring revenue, potential decreases in customer spending, uncertainty regarding purchasing trends in the cloud software market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impact of acquisitions and investments, changes in staffing levels, and other risks detailed in periodic reports we file with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q which may be obtained by contacting CallidusCloud’s Investor Relations department at 415-445-3232, or from the Investor Relations section of CallidusCloud’s website (http://www.calliduscloud.com/about-us/investor-relations/). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

© 2017 Callidus Software Inc. All rights reserved. Callidus, Callidus Software, the Callidus Software logo, CallidusCloud, the CallidusCloud logo, Badgeville, BridgeFront, Clicktools, Datahug, iCentera, Lead to Money, LeadFormix, LeadRocket, Learning Heroes, Learnpass, Litmos, the Litmos logo, OrientDB, Producer Pro, RevSym, SalesGenius, Surve, Syncfrog, Thunderbridge, and ViewCentral are trademarks, service marks, or registered trademarks of Callidus Software Inc. and its affiliates in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

Investor Relations Contact

Carolyn Bass

Market Street Partners

(415) 445-3232

cald@marketstreetpartners.com

6

CALLIDUS SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue:
Recurring	$51,183	$41,465	$145,985	$118,361
Services and license	12,993	11,042	37,595	32,275
Total revenue	64,176	52,507	183,580	150,636
Cost of revenue:
Recurring	13,851	10,948	40,408	31,047
Services and license	11,063	9,229	31,922	25,822
Total cost of revenue	24,914	20,177	72,330	56,869
Gross profit	39,262	32,330	111,250	93,767

Operating expenses:
Sales and marketing	24,166	18,357	68,840	56,942
Research and development	8,973	8,637	27,551	23,127
General and administrative	9,641	8,894	31,363	26,445
Restructuring and other	157	80	1,129	482
Total operating expenses	42,937	35,968	128,883	106,996
Operating loss	(3,675)	(3,638)	(17,633)	(13,229)
Interest income and other income (expense)	306	(3)	642	(55)
Interest expense	(16)	(48)	(58)	(130)
Loss before provision for income taxes	(3,385)	(3,689)	(17,049)	(13,414)
Provision for income taxes	442	258	1,023	755
Net loss	$(3,827)	$(3,947)	$(18,072)	$(14,169)
Net loss per share
Basic and Diluted	$(0.06)	$(0.07)	$(0.28)	$(0.25)

Weighted average shares used in computing net loss per share:
Basic and Diluted	65,624	58,009	65,028	57,237

7

CALLIDUS SOFTWARE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	September 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$100,957	$148,008
Short-term investments	75,459	39,266
Accounts receivable, net	51,653	55,464
Prepaid and other current assets	22,100	18,275
Total current assets	250,169	261,013

Property and equipment, net	44,551	35,456
Goodwill	79,918	63,957
Intangible assets, net	28,252	21,659
Deposits and other non-current assets	5,335	4,416
Total assets	$408,225	$386,501

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,815	$3,573
Accrued payroll and related expenses	13,923	17,831
Accrued expenses	26,146	15,126
Deferred revenue	110,429	99,758
Total current liabilities	154,313	136,288

Deferred revenue, non-current	1,080	3,209
Deferred income taxes, non-current	3,811	1,541
Other non-current liabilities	8,764	8,602
Total liabilities	167,968	149,640

Stockholders’ equity:
Common stock	66	64
Additional paid-in capital	577,387	559,200
Treasury stock	(14,430)	(14,430)
Accumulated other comprehensive loss	(1,862)	(5,141)
Accumulated deficit	(320,904)	(302,832)
Total stockholders’ equity	240,257	236,861
Total liabilities and stockholders’ equity	$408,225	$386,501

8

CALLIDUS SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(18,072)	$(14,169)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	8,574	5,656
Amortization of intangible assets	6,080	4,616
Provision for doubtful accounts	994	1,227
Stock-based compensation	25,337	20,910
Excess tax benefits from stock-based compensation	-	(26)
Deferred income taxes	235	13
Loss on disposal of property and equipment	3	22
Gain on foreign currency from mark-to-market of derivatives	(88)	(1)
Amortization of premium on investments	149	132

Changes in operating assets and liabilities:
Accounts receivable	3,555	(6,037)
Prepaid and other current assets	(2,074)	(3,374)
Other non-current assets	445	118
Accounts payable	(260)	19
Accrued expenses	1,564	(225)
Accrued payroll and related expenses	(3,907)	1,473
Accrued restructuring and other expenses	131	314
Deferred revenue	7,255	10,101
Net cash provided by operating activities	29,921	20,769

Cash flows from investing activities:
Purchases of investments	(58,241)	(12,113)
Proceeds from maturities and sale of investments	20,346	12,876
Purchases of property and equipment	(11,438)	(7,091)
Purchases of intangible assets	(458)	(687)
Acquisitions, net of cash acquired	(19,068)	(11,500)
Change in restricted cash	(1,355)	-
Net cash used in investing activities	(70,214)	(18,515)

Cash flows from financing activities:
Proceeds from follow-on offering, net of issuance costs	-	87,144
Proceeds from issuance of common stock	5,945	4,082
Restricted stock units acquired to settle employee withholding liability	(13,158)	(2,705)
Excess tax benefits from stock-based compensation	-	26
Payment of consideration related to acquisitions	(100)	(510)
Net cash (used in) provided by financing activities	(7,313)	88,037
Effect of foreign currency exchange rates on cash and cash equivalents	555	(407)
Net (decrease) increase in cash and cash equivalents	(47,051)	89,884
Cash and cash equivalents at beginning of period	148,008	77,232
Cash and cash equivalents at end of period	$100,957	$167,116

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CALLIDUS SOFTWARE INC.
GAAP TO NON-GAAP ADJUSTMENT SUMMARY
(In thousands)
(unaudited)

GAAP to Non-GAAP adjustments include stock-based compensation, amortization of acquired intangible assets, patent litigation and settlement costs, acquisition-related costs, restructuring and other expenses as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cost of revenue:
Recurring	$1,927	$1,334	$5,328	$3,655
Services and license	577	530	1,768	1,567
Operating expenses:
Sales and marketing	2,657	2,675	8,076	7,616
Research and development	1,688	1,251	5,116	3,592
General and administrative	2,734	2,782	11,694	8,614
Restructuring and other	157	80	1,129	482
Total	$9,740	$8,652	$33,111	$25,526

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CALLIDUS SOFTWARE INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except for percentages)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Non-GAAP gross profit reconciliation:

Gross profit	$39,262	$32,330	$111,250	$93,767

Gross margin	61%	62%	61%	62%
Add back:
Stock-based compensation	1,024	918	3,050	2,916
Non-cash amortization of acquired
intangible assets	1,480	946	4,046	2,306
Non-GAAP gross profit	$41,766	$34,194	$118,346	$98,989

Gross margin	65%	65%	64%	66%

Non-GAAP recurring revenue gross profit reconciliation:

Recurring revenue gross profit	$37,332	30,517	105,577	87,314

Recurring revenue gross margin	73%	74%	72%	74%
Add back:
Stock-based compensation	447	388	1,282	1,350
Non-cash amortization of acquired
intangible assets	1,480	946	4,046	2,306
Non-GAAP recurring revenue gross profit	$39,259	$31,851	$110,905	$90,970

Non-GAAP recurring revenue gross margin	77%	77%	76%	77%

Non-GAAP operating expense reconciliation:

Operating expenses	$42,937	35,968	128,883	106,996
Operating expenses, as a % of total
revenue	67%	69%	70%	71%
Subtract:
Stock-based compensation	(6,122)	(5,928)	(22,501)	(17,994)
Non-cash amortization of acquired
intangible assets	(462)	(501)	(1,407)	(1,308)
Patent litigation and settlement costs	(28)	(29)	(84)	(85)
Acquisition-related costs	(467)	(250)	(894)	(435)
Restructuring and other	(157)	(80)	(1,129)	(482)
Non-GAAP operating expenses	$35,701	$29,180	$102,868	$86,692
Non-GAAP operating expenses, as a %
of total revenue	56%	56%	56%	58%

11

CALLIDUS SOFTWARE INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except for percentages)
(unaudited)

	Three Months Ended		Nine Months Ended
	September		September
	2017	2016	2017	2016
Non-GAAP operating income (loss) reconciliation:

Operating loss	$(3,675)	$(3,638)	$(17,633)	$(13,229)
Operating loss, as a % of total
revenue	(6)%	(7)%	(10)%	(9)%
Add back:
Stock-based compensation	7,146	6,846	25,551	20,910
Non-cash amortization of acquired
intangible assets	1,942	1,447	5,453	3,614
Patent litigation and settlement costs	28	29	84	85
Acquisition-related costs	467	250	894	435
Restructuring and other	157	80	1,129	482
Non-GAAP operating income	$6,065	$5,014	$15,478	$12,297
Non-GAAP operating income, as a %
of total revenue	9%	10%	8%	8%

Non-GAAP net income (loss) before provision for income taxes reconciliation:

Net loss before provision for income taxes	$(3,385)	$(3,689)	$(17,049)	$(13,414)
Net loss before provision for income taxes, as a % of total
revenue	(5)%	(7)%	(9)%	(9)%
Add back:
Stock-based compensation	7,146	6,846	25,551	20,910
Non-cash amortization of acquired
intangible assets	1,942	1,447	5,453	3,614
Patent litigation and settlement costs	28	29	84	85
Acquisition-related costs	467	250	894	435
Restructuring and other	157	80	1,129	482
Non-GAAP net income before provision for income taxes	$6,355	$4,963	$16,062	$12,112
Non-GAAP net income before provision
for income taxes, as a % of total revenue	10%	9%	9%	8%

Cash taxes	$311	$176	$720	$567

Weighted average shares - basic	65,624	58,009	65,028	57,237
Weighted average shares - diluted	67,300	60,221	66,913	59,245

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CALLIDUS SOFTWARE INC.
Non-GAAP Supplemental Financial Information
(In thousands, except for percentages)
(unaudited)

	Three Months Ended		Trailing Twelve Months Ended
	September 30,		September 30,
SaaS Billings	2017	2016	2017	2016
SaaS revenue	$50,741	$38,723	$185,745	$142,050

Add back:
Increase in SaaS deferred revenue	3,755	6,503	20,331	18,104
SaaS billings	$54,496	$45,226	$206,076	$160,154

SaaS billings growth rate	20%		29%

Normalized Billings
SaaS billings	$54,496	$45,226	$206,076	$160,154
Multi-year billings	1,893	(1,181)	4,234	2,341
Remaining deferred revenue from acquisitions	(459)	-	(897)	(1,342)
Normalized SaaS billings	$55,930	$44,045	$209,413	$161,153

Normalized SaaS billings growth rate	27%		30%

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CALLIDUS SOFTWARE INC.

FINANCIAL OUTLOOK

The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because the Company's future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and the Company assumes no obligation to update.

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REVENUE GUIDANCE
(In thousands)
(unaudited)

	Three Months Ended	Twelve Months Ended
	December 31, 2017	December 31, 2017

SaaS revenue	$52,400 - $53,400	$196,000 - $197,000
Maintenance revenue	$250 - $450	$2,600 - $2,800
Total revenue	$65,000- $66,000	$248,600 - $249,600

RECONCILIATION OF GAAP TO NON-GAAP FORWARD LOOKING GUIDANCE MEASURES
(In thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2017		December 31, 2017
	From	To	From	To
Non-GAAP operating income reconciliation:

GAAP operating loss	$(2,500)	$(2,900)	$(20,100)	$(20,500)

Add back:
Stock-based compensation	7,500	8,100	33,000	33,700
Non-cash amortization of acquired
intangible assets	2,200	2,500	7,700	8,000
Acquisition, patent litigation, restructuring and other	300	800	2,400	2,800
Non-GAAP operating income	$7,500	$8,500	$23,000	$24,000

	Three Months Ended		Twelve Months Ended
	December 31, 2017		December 31, 2017
	From	To	From	To
Non-GAAP pre-tax income reconciliation:

GAAP (loss) before income taxes	$(2,400)	$(2,800)	$(19,400)	$(19,800)

Add back:
Stock-based compensation	7,500	8,100	33,000	33,700
Non-cash amortization of acquired
intangible assets	2,200	2,500	7,700	8,000
Acquisition, patent litigation, restructuring and other	300	800	2,400	2,800
Non-GAAP pre-tax income	$7,600	$8,600	$23,700	$24,700

GAAP taxes	$350	$450	$1,400	$1,500
Cash taxes	$300	$400	$1,000	$1,100

Weighted average basic shares outstanding	65,750	66,250	65,000	65,500
Weighted average diluted shares outstanding	67,500	68,000	67,000	67,500